NOTICE OF ANNUAL MEETING


        To The Stockholders of
        Premier Financial Services, Inc.


             The Annual Meeting of Stockholders of Premier Financial Services, Inc. a Delaware corporation (the "Company"), will be held at the Best Western Stephenson Hotel, 109 South Galena Ave., Freeport, Illinois, at 10:00 A.M., Freeport time, on Wednesday, May 15, 1996 for the following purposes:

        1.  To elect three Class II directors for a term of three years.


        2. To transact and act upon such other matters or business as may properly come before said meeting, or any adjournment or adjourn-ments thereof. The Board of Directors of the Company does not know of any other matters requiring action by the stockholders to come before the Annual Meeting.

             A complete list of stockholders entitled to vote at the meeting shall be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the meeting at Premier Financial Services, Inc.'s corporate office, 27 West Main Street, Suite 101, Freeport, Illinois. The close of business on March 18, 1996 has been selected by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


        BY ORDER OF THE BOARD OF DIRECTORS




        Michael J. Lester                            ***IMPORTANT***
        Secretary                              WHETHER OR NOT YOU EXPECT TO
                                               ATTEND THE MEETING IN PERSON,
                                               PLEASE SIGN THE ACCOMPANYING
                                               PROXY AND MAIL IT NOW IN THE
        April 12, 1996                             ENCLOSED ENVELOPE.






                                 PROXY STATEMENT


        GENERAL INFORMATION

             This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Premier Financial Services, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders, (the "Annual Meeting"), and any adjournment or adjournments thereof, to be held on Wednesday, May 15, 1996, at 10:00 A.M., Freeport time, at the Best Western Stephenson Hotel, 109 South Galena Ave., Freeport, Illinois.

             Only holders of record of shares of common stock of the Company (the "Common Stock") at the close of business on March 18, 1996 will be entitled to notice of and to vote at the Annual Meeting, each share being entitled to one vote. On such date there were 6,550,113 shares of Common Stock outstanding. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. The inspectors of election will treat abstentions as shares present for purposes of determining the existence of a quorum.

             Any stockholder who executes the enclosed proxy may revoke it any time before it has been exercised by a later dated proxy or by giving notice of such revocation to the Company in writing or in an open meeting before such proxy is voted. Attendance at the meeting will not in and of itself constitute the revocation of a proxy. Otherwise, all properly executed proxies received at or before the meeting will be voted in accordance with the instructions contained therein. If no instructions are given, such proxies will be voted: (1) FOR the election of directors as stated below, and (2) in the discretion of the named proxies, upon such other matters as may properly come before the meeting.

             The cost of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by persons regularly employed by the Company or its subsidiaries, by personal interview, telephone or telegraph, without compensation, other than the compensation such persons otherwise receive for their services as employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

             A copy of the Company's Annual Report for the year ended December 31, 1995, including audited financial statements has previously been sent to stockholders. The approximate date on which this proxy statement, and form of proxy were first sent to stockholders was April 12, 1996.


                                 ELECTION OF DIRECTORS

                           INFORMATION CONCERNING NOMINEES


             The Company's Restated Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than five nor more than twenty directors, with the specific number to be fixed from time to time by a resolution adopted by at least a majority of the Board of Directors. The number of directors is currently fixed at eight. The Company's Restated Certificate of Incorporation further provides that the Board of Directors is to be divided into three classes that are to be as nearly equal in number as possible. The terms of three directors who are presently serving on the Board, R. Gerald Fox, Richard L. Geach and Edward G. Maris, expire at the Annual Meeting. The Board of Directors has renominated Messrs. Fox, Geach and Maris for election as Class II directors for a term ending at the Annual Meeting in 1999 or until their successors are elected and qualified.


             Unless otherwise indicated, proxies will be voted for the election of the nominees below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such persons, if any, as shall be designated by the Board. Each nominee has agreed to serve as a director, if elected, and the Board of Directors does not presently know of any circumstances which would render any nominee named herein unavailable.

             The Company's by-laws provide that all elections of directors shall be decided by a plurality vote. Since three positions are to be filled on the Board of Directors, the three nominees receiving the highest number of votes cast at a meeting at which a quorum is present will be elected as directors. Abstentions (including broker non-votes, if any) will not be counted in determining the number of votes received by any nominee.

        Class II Nominees (If elected, term will expire in 1999)

                                          Principal Occupation and Year
        Name                    Age       First Elected a Director (1)

        R. Gerald Fox           59        President & Chief Executive
                                          Officer, F.I.A. Publishing
                                          Company.  (publisher of financial
                                          books and periodicals) - 1993

        Richard L. Geach        54        Chairman of the Board, President &
                                          Chief Executive Officer of the
                                          Company - 1978

        Edward G. Maris         60        Private Investor - 1990



        - - - - - - - - - - - - Continuing Directors - - - - - - - - - - - - -


        Class III (Term expires 1997)


                                          Principal Occupation and Year
         Name                   Age       First Elected a Director (1)
         Donald E. Bitz         67        Retired Chairman of the Board &
                                          Chief Executive Officer, Economy
                                          Fire and Casualty Co.  (insurance
                                          company)  - 1979

         David L. Murray        53        Executive Vice President and Chief
                                          Financial Officer of the Company
                                          - 1981

         Joseph C. Piland       62        Educational Consultant and Retired
                                          President, Highland Community
                                          College - 1987



        Class I  (Term expires 1998)


        Charles M. Luecke       66        President, Luecke Jewelers, LTD.
                                          (jewelry store) - 1978
        H. Barry Musgrove       61        Chairman of the Board and
                                          President, Frantz Manufacturing
                                          Company.  (manufacturer of anti-
                                          friction products) - 1987

        (1) Each director has engaged in the principal occupation indicated for at least five years, except as follows:

             - Prior to 1996, Edward G. Maris was Senior Vice President, Chief
               Financial Officer, Secretary & Treasurer, Northwestern Steel and Wire Company, a position he had held for more than five years.

             - Donald E. Bitz retired as Chairman of the Board & Chief
               Executive Officer, Economy Fire & Casualty Company in 1993, a position he had held for more than five years.

             - Joseph C. Piland has been an Educational Consultant since 1992.
               Prior to 1992, he was President, Highland Community College, a position he had held for more than five years.

                             BOARD AND COMMITTEE MEETINGS




             During 1995, the Board of Directors held 8 regular meetings. Each Director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served except Donald E. Bitz.

             The Board of Directors has established several committees to assist in the discharge of its responsibilities.

             The Executive Committee meets in situations where it is impractical and/or unnecessary to meet as a full Board of Directors. The Committee may consist of any five directors, one of whom must be Richard L. Geach or David L. Murray. The Committee did not meet in 1995.

             The Governance Committee evaluates and makes recommendations regarding Board composition, qualifications of directors and other administrative issues with respect to the Board and Boards of Directors of the Company s subsidiaries. Current members are R. Gerald Fox and Joseph D. Piland. Among other functions, the Committee serves as a nominating committee which selects and nominates members of the Board of Directors. Nominees recommended by stockholders in writing to the Secretary of the Company at 27 West Main Street, Suite 101, Freeport, Illinois 61032, in accordance with the procedures set forth below under "Notice Provisions for Stockholder Nominations of Directors", will be considered by the Committee. The Committee met three times in 1995.

             The current members of the Compensation Committee are Messrs. Donald E. Bitz, Edward G. Maris and H. Barry Musgrove. Among other functions, the Committee makes recommendations to the Board of Directors as to the compensation of the Executive Officers and outside Directors as well as with respect to the Company's benefit programs. The Committee also interprets and administers the Company's benefit plans. The Committee met once in 1995.

             The Audit Committee consists of two permanent members and one other outside director on a rotating basis. Messrs. Charles M. Luecke and Joseph C. Piland currently serve as permanent members. The Committee reviews the financial audits of the Company and its subsidiaries, both internal and independent, and examines matters relating to the financial statements of the Company. The Committee held eight meetings in 1995.




                           DIRECTORS FEES AND COMPENSATION

             As of December 31, 1995, Directors who were not employees of the Company were paid an annual retainer fee of $ 9,000 and $ 400 per meeting attended for committee participation. Employees of the Company are not compensated separately for their services as directors.




                                  EXECUTIVE OFFICERS


             The following table sets forth the names and ages of the executive officers of the Company, as well as their respective positions with the Company and its subsidiaries: (1)





         Name                     Age     Position(s)                (2)
         Richard L. Geach         54      Chairman of the Board, President,
                                          & Chief Executive Officer of the
                                          Company and Premier Acquisition
                                          Company,and a director of all of
                                          the Company s subsidiaries.

         David L. Murray          53      Executive Vice President/Chief
                                          Financial Officer and a Director
                                          of the Company and of Premier
                                          Acquisition Company, President,
                                          Premier Operating Systems, Inc.,
                                          and a Director of all of the
                                          Company s subsidiaries.

         Kenneth A. Urban         57      Division Head, Non-Bank Products
                                          Division of the Company,
                                          President, Premier Trust Services,
                                          Inc., and a Director of all of the
                                          Company s subsidiaries.
         Michael J. Lester        48      Division Head, Product and Sales
                                          Support Division of the Company,
                                          and a Director of all of the
                                          Company s subsidiaries.

         Lan Pinney               56      President, Region 3 Banking/Sales
                                          Offices and a Director of all of
                                          the Company s subsidiaries.

         Scott Dixon              41      President, Region 2 Banking/Sales
                                          Offices and a Director of all of
                                          the Company s subsidiaries.

         Steve E. Flahaven        40      President, Region 1 Banking/Sales
                                          Offices and a Director of all of
                                          the Company s subsidiaries.




        (1) The Company's "subsidiaries" as used herein consist of First Bank North, First Bank South, First National Bank of Northbrook, First Security Bank of Cary-Grove, Premier Trust Services, Inc., Premier Insurance Services, Inc., and Premier Operating Systems, Inc.


        (2) Each executive officer has held the position or office indicated, or other comparable responsible position(s) with the Company, for at least five years, except that all offices and positions with Premier Acquisition Company have been held only since 1992 when Premier Acquisition Company was organized, and all positions with First National Bank of Northbrook and First Security Bank of Cary-Grove have been held only since 1993 when such banks were acquired.



            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of Common Stock, either alone or with others, are deemed to be beneficial owners of such Common Stock. Because the voting or dispositive power of certain shares of Common Stock listed in the following table is shared, the same shares in such cases are listed opposite more than one name in the table.

             The following table sets forth the holders of more than 5% of the voting securities of the Company, as known by the Company as of February 29, 1996:




                                                     Amount &
        Title of   Name and Address of Beneficial    Nature of       Per
        Class      Owner                             Beneficial      Cent of
                                                     Ownership       Class

        Common     Premier Trust Services, Inc.      1,166,371 (1)    17.81%
                   110 West Main Street
                   Freeport, IL 61032

                   Premier Financial Services, Inc.    697,817 (2)    10.65%
                   Savings and Stock Plan
                   c/o Premier Trust Services, Inc.
                   110 W. Main Street
                   Freeport, IL 61032

                   Thomas D. Flanagan and NBD Bank     736,842 (3)    10.11%
                   N.A., Trustee of the Thomas D.
                   Flanagan Blind Voting Trust
                   dated 7/15/93
                   P.O. Box 77975
                   Detroit, MI 48277


                   James M. Flanagan and American      569,621 (4)     8.66%
                   Midwest Bank & Trust, Trustee of
                   Trust Number 6486
                   u/t/a dated 7/15/93
                   1600 West Lake Street
                   Melrose Park, IL 60160

                   Richard L. Geach                    478,715 (5)     7.22%
                   1944 Mesa Drive
                   Freeport, IL 61032

                   Harold L. Fenton                    372,270 (6)     5.68%
                   16640 Bobcat Court
                   Fort Myers, FL 33908



        (1) The shares listed in the table are held in various capacities with Premier Trust Services, Inc. ( Premier Trust ) and include 697,817 shares listed opposite the Premier Financial Services, Inc. Savings and Stock Plan (the Savings and Stock Plan ) for which Premier Trust serves as trustee. Of the 1,166,371 shares listed in the table, Premier Trust has sole investment power with respect to 468,173 shares, shared investment power with respect to 467,948 shares (including 449,933 shares held in individual participant accounts in the 401(k) and profit sharing portion of the Savings and Stock Plan), and no voting power with respect to any of the shares (other than the shares held in the Saving and Stock Plan in the event that the failure to vote such shares would be inconsistent with Premier Trust s fiduciary obligations, as described in Note 2, below).



        (2) Includes 247,884 shares in the Employee Stock Ownership portion of the Plan (the "ESOP"), and 449,933 shares held in individual participant accounts in the 401(k) and profit sharing Portion of the Savings and Stock Plan for which Premier Trust serves as trustee. Participants are entitled to direct the trustee as to the voting of shares held in their accounts in either the ESOP or 401(k) portion of the Savings and Stock Plan. Shares held in individual participant accounts for which no directions are received will not be voted by the trustee, unless such failure to vote would be inconsistent with the trustee s fiduciary responsibilities. Particiants have the right to direct the disposition of shares held in the 401(k) and profit-sharing portion of the Savings and Stock Plan, but no right to direct the disposition of shares held in the ESOP portion until such time as an individual participant has a right to the distribution of such shares under the terms of the ESOP. Premier Trust, as trustee, has the right to determine whether or not to tender any of the shares held in the Savings and Stock Plan.



        (3) Represents shares of Common Stock issuable within 60 days upon the conversion of $ 7,000,000 of the Company's Series B Convertible (non-voting) Preferred Stock, which is convertible into Common Stock at $ 9.50 per share. Terms of the trust direct that shares of Common Stock, if any, be voted in proportion to all other shares of Common Stock with respect to any issue requiring a vote of the holders of the Common Stock. Thomas D. Flanagan has full investment power over the shares of stock held in the trust.



        (4) Includes 26,315 shares of Common Stock issuable within 60 days upon conversion of $250,000 of the Company's Series B Convertible (non-voting) Preferred Stock, which is convertible into Common Stock at $ 9.50 per share, and 543,306 shares of Common Stock currently held in the Trust. Terms of the trust direct that shares of Common Stock be voted in proportion to all other shares of Common Stock with respect to any issue requiring a vote of the holders of the Common Stock. James M. Flanagan has full investment power over the shares of stock held in the trust.



        (5) Includes 180,432 shares held by Janice (Mrs. Richard L.) Geach, 70,446 shares held in the Savings and Stock Plan, and 76,751 shares issuable pursuant to options which are exercisable within 60 days of February 29, 1996. Mr. Geach has sole voting power and shared investment power over all shares held in the Savings and Stock Plan. Mr. Geach disclaims beneficial ownership of the shares held by his wife. The shares listed do not include 43,856 shares held in the trust established pursuant to the Senior Leadership and Directors Deferred Compensation Plan over which the Company shares investment power with the trustee. Mr. Geach, as a director and Chief Executive Officer of the Company, may be deemed to share the Company s investment power with the other members of the Board of directors with respect to those shares.



        (6) Includes 77,055 shares held by Gwen (Mrs. Harold L.) Fenton. Mr. Fenton disclaims beneficial ownership of the shares held by his wife.



             The following table sets forth the number of shares of Common Stock owned beneficially, directly or indirectly, by directors and nominees of the Company, certain executive officers of the Company, and by directors, nominees and executive officers as a group as of February 29, 1996:


        Title of   Name & Address of   Amount & Nature of          Per Cent
        Class      Beneficial Owner    Beneficial Ownership        of Class
                                         (1) (2)

        Common     Richard L. Geach      478,715 (1) (2) (3) (4)     7.22%


                   Edward G. Maris         2,316 (1)                    *


                   Donald E. Bitz         47,841 (1)                    *

                   David L. Murray        69,028 (1) (2) (3) (5)     1.04%

                   Joseph C. Piland        7,762 (1)         (6)        *


                   R. Gerald Fox          36,032 (1)                    *


                   Charles M. Luecke      18,030 (1)                    *

                   H. Barry Musgrove      26,457 (1)         (7)        *


                   Kenneth A. Urban      110,196 (1) (2) (3)         1.67%

                   Steve E. Flahaven      49,941     (2) (3)            *

                   All 13 Directors,   1,100,114 (1) (2) (3) (8)    16.05%
                   Nominees &
                   Executive Officers
                   as a group


        * Indicates less than 1% of class.




        (1) The shares listed do not include 43,856 shares held in the trust established pursuant to the Senior Leadership and Directors Deferred Compensation Plan over which the Company shares investment power with the trustee. Each of the directors of the Company, in his capacity as a director, may be deemed to share the Company s investment power with the other members of the board of directors with respect to those shares.



        (2) Includes shares held in the Savings and Stock Plan over which the individual executive officer has sole voting power and shared investment power as follows: Mr. Geach, 70,446 shares; Mr. Murray, 5,677 shares; Mr. Urban, 53,527 shares; Mr. Flahaven, 11,028 shares; all executive officers and directors as a group, 129,086 shares. See also Note 2 to the Beneficial Ownership
             Table on page 9.

        (3) Includes shares that could be acquired within 60 days of February 29, 1996, pursuant to the exercise of stock options as follows; Mr. Geach, 76,751 shares; Mr. Murray, 57,354 shares; Mr. Urban, 47,063 shares; Mr. Flahaven, 37,350 shares; all executive officers and directors as a group, 303,592 shares.

        (4) Includes 180,432 shares held by Mr. Geach s spouse as to which Mr. Geach disclaims beneficial ownership.

        (5) Includes 5,997 shares held by Mr. Murray s spouse as to which Mr. Murray disclaims beneficial ownership.

        (6) Includes 762 shares held by Mr. Piland s spouse as to which Mr. Piland disclaims beneficial ownership.

        (7) Includes 3,000 shares held by Mr. Musgrove s spouse as to which Mr. Musgrove disclaims beneficial ownership.

        (8) Includes 196,857 shares held by or for the benefit of spouses or children of directors or executive officers as to which such directors or executive officers disclaim beneficial ownership.



                                EXECUTIVE COMPENSATION

             The following table sets forth a three-year summary of compensation for the Chief Executive Officer and each of the three most highly compensated executive officers of the Company whose total salary and bonus payments exceeded $100,000 in the year ended December 31, 1995. Total salary and bonus payments paid to each of the other officers of the Company in the year ended December 31, 1995 did not exceed $100,000.

                   Annual Compensation                            Long Term Compensation

                                                                  Awards        Payouts

                                                   Other Annual   Securities    Long Term    All Other
          Name and                                 Compensation   Underlying    Incentive    Compensation
     Principal Position  Year   Salary ($) Bonus($)   ($)         Options (#)   Payouts ($)
                                                      (1)                          (2)            (3)


    Richard L. Geach,   1995    176,292        0      4,800       15,000           0           8,296
    President & CEO     1994    176,292        0      4,800            0      36,838           9,335
    of the Company      1993    173,250        0      4,800        4,550           0          10,240


    David L. Murray,    1995    130,008        0      4,800       11,100           0           8,296
    Executive Vice      1994    123,495        0      4,800            0      27,963           7,551
    President & Chief   1993    113,940        0      4,800        2,385           0           7,050
    Financial Officer
    of the Company


    Kenneth A. Urban,   1995    108,960        0      4,800        9,200           0           7,852
    Division Head,      1994    107,651        0      4,800            0      26,752           6,516
    Non-Bank Products   1993    103,300        0      4,800        1,682           0           6,424
    Division of the
    Company


    Steve E. Flahaven,  1995    110,608        0      4,800        8,600           0           6,087
    President, Region 1 1994    103,453        0      4,800            0      22,208           3,905
    Banking/Sales       1993     95,735        0      4,800        1,538           0           4,882
    Offices



        (1) Taxable allowance for use of automobiles owned by the executive officer for business purposes.

        (2) The Company terminated its 1990 Performance Unit Plan in 1994. The amount shown for each Named individual was the discounted present value, as determined by the Board of Directors, of outstanding grants as of December 31, 1994. No payouts were made prior to 1994, and subsequent to payment all outstanding grants were canceled.

        (3) Amounts accrued for the benefit of the named individuals under the Company's Savings and Stock Plan and Senior Leadership and Directors Deferred Compensation Plan.


             The following table sets forth information regarding stock options exercised by each of the named executive officers during the year ended December 31, 1995, as well as the value of unexercised stock options outstanding at fiscal year end.


                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                         AND
                                            FISCAL YEAR-END OPTION VALUES



                                                            Number of Unexercised      Total Value of Unexercised
                                                            Securities Underlying         In-The-Money Options
                                                                  Options                 at Fiscal Year End ($)
                                                            at Fiscal Year End (#)                 (1)
                              Shares
                           Acquired on       Value
            Name           Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable


    Richard L. Geach            -              -            73,751         26,101         392,636         53,217

    David L. Murray             -              -            55,134         16,707         303,815         33,058

    Kenneth A. Urban            -              -            45,223         13,069         252,945         25,664

    Steve E. Flahaven           -              -            35,630         12,072         195,133         23,413




        (1) Based on the fair market value (closing bid price) of the Common Stock of the Company on December 31, 1995, as reported on The Nasdaq Stock Market's National Market.



             The following table sets forth awards made under the Company's 1995 Non-Qualified Stock Option Plan during the fiscal year ended December 31, 1995:


                                  STOCK OPTIONS GRANTED IN LAST FISCAL YEAR (1)


                                                                                          Potential Realizable
                                                                                         Value at Assumed Annual
                                                                                          Rates of Stock Price
                                                                                         Appreciation for Option
                                   Individual Grants                                            Term (2)


                            Number of     % of Total
                           Securities       Options
                           Underlying      Granted to    Exercise or
                             Options      Employees in    Base Price     Expiration
            Name           Granted (#)     Fiscal Year   ($/Share)(2)       Date         5 % ($)        10 % ($)


    Richard L. Geach          15,000          22.06          6.88         01/26/05        64,901         164,473

    David L. Murray           11,100          16.32          6.88         01/26/05        48,027         121,710

    Kenneth A. Urban           9,200          13.53          6.88         01/26/05        39,806         108,877

    Steve E. Flahaven          8,600          12.65          6.88         01/26/05        37,210          94,298




        (1) The Company s 1995 Non-Qualified Stock Plan provides that the Board of Directors may grant options to key employees to purchase shares of Common Stock. Up to 200,000 shares of Common Stock have been authorized for issuance pursuant to the Plan. Options may be granted from time-to-time for any number of shares, and upon such terms and conditions that the Board of Directors judges desirable, provided that no options may be granted after December 31, 2004. Each option granted under the Plan is evidenced by an agreement subject to, among others, the following terms and conditions; 1) the option price may not be less than the fair market value of the shares on the date of grant, 2) exercised options must be paid for in full at the time of exercise in a form as specified in the Plan, and 3) options granted will expire as specified in the agreement, but in no case later than 10 years from the date of grant.

        (2) The fair market value of the Common Stock of the Company (i.e. the average of the high and low sales prices per share of Common stock) as reported on The Nasdaq Stock Market s National Market on January 26, 1995, the date of grant.


             The Company terminated its 1990 Performance Unit Plan in December, 1994, and does not have any other long-term incentive plans.

        Consequently, no awards under any long-term incentive plan were made during the fiscal year ended December 31, 1995.


             The Company provides a defined benefit Pension Plan for its
        employees.   Benefits are calculated under a formula based upon the 5
        highest of the last 10 years of service . Effective July 1, 1994, benefits accumulating to Plan participants were frozen. Accrued benefits as of that date were fully funded. The following table sets forth the annual benefits payable upon retirement at age 65 to Messrs. Geach, Murray, Urban, and Flahaven:




        Name                                 Amount Payable
                                              Annually upon
                                               Retirement

        Richard L. Geach                       $ 26,342

        David L. Murray                          30,122

        Kenneth A. Urban                         29,052

        Steve E. Flahaven                        10,350



            The Company has entered into Change in Control and Termination Agreements ("Agreements") dated January 20, 1995 with certain executive officers, including Messrs. Geach, Murray, Urban and Flahaven. Each Agreement has a term of 36 months, subject to automatic extension, unless either party gives the other party notice if its election to terminate such automatic extension. If such notice is given, the Agreement will terminate 36 months from the date such notice is given. The agreements provide for certain benefits during a severance period (12 months) following either 1) a change of control and termination of employment for any reason other than good cause (as defined in the Agreements) at any time during the 24 months after a change of control occurs, or 2) termination of employment by the executive officer for good reason (as defined in the Agreements) at any time during the 24 months following a change of control.

             Subsequent to such change of control and termination, the executive is entitled to receive the following benefits; 1) a lump sum payment equal to monthly base salary at the date of termination multiplied by
        12, 2) continuation of coverage for the executive, his or her spouse and dependents (for 12 months) under all Company Welfare Plans in which the executive participated prior to termination, except that substantially identical benefits will be provided for any welfare plan in which participation is no longer possible, 3) a lump sum payment equal to the amount of a bonus that would have been paid under any Incentive Plan during the year of termination, pro rated for the number of months actually employed, plus an amount equal to the average bonus paid to the executive for the three years preceding termination, 4) any benefits accrued under any Retirement, Welfare or Incentive Plan in which the executive participated at date of termination, 5) a lump sum payment equal to the amount which the Company would have contributed to the Senior Leadership and Directors Deferred Compensation Plan had termination not occurred, and 6) immediate and full vesting of all options so that such options become exercisable on the date of termination or for 200 days thereafter, or, if such acceleration is not permissible under a Plan, a payment equal to the excess, if any, of the aggregate fair market value of all stock of the Company subject to options held by the Executive less the aggregate exercise price of such stock on the date of termination. If the executive officer dies during the severance period, his or her spouse or beneficiary will receive the remainder of all unpaid benefits provided under the Agreements.



                 BOARD COMPENSATION COMMITTEE REPORT

           The Compensation Committee of the board of Directors is responsible for establishing the policies and procedures which determine the compensation of the Company's executive officers. The Committee sets base cash compensation and potential bonus compensation annually for the Chief Executive Officer (CEO) and other executive officers. In addition, the Committee has exclusive authority to grant stock options to executive officers. The Committee considers both internal and external data in determining officers' compensation, including input from outside compensation consultants and other independent executive compensation data.

             In creating policies and making decisions concerning executive compensation, the Compensation Committee seeks to:

             1. ensure that the executive team has clear goals and accountability with respect to expected corporate performance;

             2. establish pay opportunities that are competitive within the Company's industry and consistent with its position in the marketplace and the markets within which it operates;

             3. assess results fairly and regularly in light of expected Company performance; and

             4. align pay and incentives with the long-term interests of the Company's shareholders.

             The objective of the Company's salary program is to help ensure that the organization is able to attract and retain motivated individuals necessary to achieve its goals in the most cost-effective way possible.

             It is our policy that a salary range be established for each position within the Company, and that these ranges be (a) internally equitable (i.e., fair in comparison to ranges established for other positions within the Company), and (b) competitive when compared with the rates paid and ranges utilized by other employers for comparable positions. Each range is divided into quartiles, with the midpoint approximating the average salary paid for comparable positions within the banking industry. In determining industry averages, the Committee reviews a number of external surveys, including surveys provided by banking industry trade groups as well as private firms specializing in compensation. Comparisons focus primarily on banks and/or bank holding companies of similar size and with similar geographic/market characteristics. It is also our policy that each employee will receive a rate of pay that falls within the range that has been established for his or her position. Executive officers, including the CEO, may defer up to 20% of their salary each year. The Company matches amounts deferred at 25%.




        Performance Incentives

             The Company utilizes both short-term and long-term incentive programs, in tandem with base salaries, to closely tie overall executive compensation to the interests of the Company's shareholders. Executive officer base salaries are set at average or below average rates as compared to peer. The Company's Incentive Programs are then designed to motivate the CEO and other executive officers to manage towards improved shareholder return.

             The Short-Term Incentive Program (i.e. cash bonuses) rewards executive officers for surpassing the annual financial plan with regard to earnings. Each year, a financial plan is approved by the Board of Directors. The executive bonus program is then approved based upon that plan and provides for bonuses only if the financial plan is exceeded. The size of any bonus, which may range from 15.00% - 60.00% of salary, is dependent upon the amount by which actual financial performance exceeds the plan. Executive officers, including the CEO, may defer up to 50% of any bonus. The Company matches amounts deferred at 25%. No bonuses were awarded under the Short-Term Incentive Plan in 1995.

             The Long-Term Incentive Program uses Stock Options to correlate executive compensation with shareholder value. Executive officers may be granted options as determined by the Compensation Committee. Options are granted at the fair market value of the Company's Common Stock at the time of the award. Executives are allowed to exercise the options on a vesting formula of 20% per year, and all options must be exercised within ten years or they expire. The potential value of options is dependent upon increasing total return (i.e. stock price appreciation plus dividends) to shareholders over time.

        CEO Compensation

             The compensation for the Chief Executive Officer is determined under the same policies and programs as outlined above for all executive officers. The maximum award under the Company's Short Term Incentive Program for the CEO is 60.00% of salary. The CEO may be awarded Options under the Long Term Incentive Program as determined by the Compensation Committee.

             The Compensation Committee assesses the CEO's performance with regard to Board Policies and goals, and the Company's performance versus peers and its financial plan. Salary is set at a level below peer average, with overall compensation closely tied to performance through cash bonuses (for exceeding financial plan) and stock options.




             COMPENSATION COMMITTEE:

             Donald E. Bitz
             Edward G. Maris
             H. Barry Musgrove

        The cumulative total return to shareholders performance graph is furnished to the Commission in paper form under cover of Form SE. The following table presents year-end cumulative total returns for the Company, U.S. stocks traded on the Nasdaq over-the-counter market assuming $100.00 was invested on January 1, 1991 and all dividends were reinvested for the five year period ended December 31, 1995.


         Index             1991       1992      1993       1994       1995
         Premier         $  159     $  213    $  227     $  227     $  285

         Nasdaq Bank        164        239       272        271        404
         Stocks

         U.S. Nasdaq        161        187       215        210        296
         Stocks

        The Company's cumulative total return to shareholders has exceeded the cumulative total return of the U.S. Nasdaq stock market index for the years 1992 through 1994. In 1991 and 1995 the Company's cumulative total return was slightly less than the U.S. Nasdaq stock market index. The Company's cumulative total return has not exceeded that of Bank Stocks traded on the Nasdaq over-the-counter market for the years 1991 through 1995.


              Compensation Committee Interlocks and Insider Participation

             None of the members of the Compensation Committee is an officer, employee or former employee of the Company. Members of the Compensation Committee or their associates may have loans or loan commitments from the Company's subsidiary banks, but all such loans or loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.



                  Compliance with Section 16(a) of the Exchange Act

              Pursuant to Securities and Exchange Commission regulations, the Company must disclose the names of persons who failed to file or filed late a report required under Section 16(a) of the Securities Exchange Act of 1934. Generally, the reporting regulations under Section 16(a) require directors and executive officers to report changes in ownership in the Company's equity securities. Based solely on a review of Forms 3, 4 and 5, including amendments thereto, all such Forms were filed on a timely basis by reporting persons.




                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             Directors and executive officers of the Company and their associates were customers of, and have had transactions with, the Company and in particular its subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and loan commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.



                                      AUDITORS

             KPMG PEAT MARWICK, independent certified public accountants, have served as the Company's public accountants for the fiscal year ended December 31, 1995 and prior years, and have been selected to serve in that capacity again for the fiscal year ending December 31, 1996. Representatives of KPMG PEAT MARWICK, are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.




              NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS

             The Company's Restated Certificate of Incorporation establishes an advance notice procedure with respect to the nomination of directors, other than by or on behalf of the Board of Directors.
        Under such nomination procedure, any stockholder of the Company who is entitled to vote for the election of directors and who wishes to nominate a candidate for election as a director must give advance written notice to the Company of such nomination. Such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company, not fewer than 14 days nor more than 60 days prior to any meeting of the stockholders called for the election of directors. In the event that fewer than 21 days' notice of the meeting is given to stockholders, such written notice must be delivered or mailed in accordance with the preceding sentence not later than the close of business on the 7th day following the day on which notice of the meeting was mailed to the stockholders. Each such notice must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in the notice,
        (ii) the principal occupation or employment of each such nominee, and
        (iii) the number of shares of stock of the Company beneficially owned by each such nominee and by the nominating stockholder. The chairman of a meeting at which directors are to be elected may, if the facts so warrant, determine that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.



                                    OTHER BUSINESS

             Management does not intend to present, and does not have reason to believe others will present, any items of business at the Annual Meeting other than those mentioned in the Notice of the Meeting. However, if any other matters are properly presented for a vote, the proxies will be voted on such matters according to the judgment of the persons named as proxies therein.



                                STOCKHOLDER PROPOSALS

             Stockholders desiring to submit proposals to be voted upon by stockholders at the 1997 Annual Meeting must submit their proposals to the Company's Secretary no later than December 10, 1996.



        BY ORDER OF THE BOARD OF DIRECTORS,



        Michael J. Lester
        Secretary

        Dated: April 12, 1996